SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2003

BRADLEY PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18881 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive office)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

On April 30, 2003, Bradley Pharmaceuticals, Inc. announced Net Sales for the First Quarter, ended March 31, 2003, totaled approximately $14.9 million, an increase of $5.6 million, or 60% compared to Net Sales of $9.3 million reported for the First Quarter 2002. Net Income for the First Quarter reached $2.9 million, up $1.2 million, or 67%, compared to the same period in 2002, with Earnings Per Diluted Share of $0.25, an increase of $0.10 over First Quarter 2002. First Quarter 2003 revenue includes new brand sales, from Rosula® Aqueous Gel and AnaMantle®HC, of approximately $1.9 million. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1- Press Release by Bradley Pharmaceuticals, Inc. dated April 30, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By: /s/ Daniel Glassman Daniel Glassman Chairman, President and CEO

Dated: April 30, 2003